UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

December 30, 2011

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

(800) 945-5426

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 30, 2011, WPX Energy, Inc. (the “Company”) entered into a Separation and Distribution Agreement (the “Separation Agreement”) with The Williams Companies, Inc. (“Williams”), pursuant to which the Company, which at the time was a wholly owned subsidiary of Williams, would be legally and structurally separated from Williams.

Pursuant to the terms of the Separation Agreement, (i) the Company and Williams effected certain transfers of assets and assumed certain liabilities so that each of the Company and Williams would have both the assets of and liabilities associated with their respective businesses, (ii) subject to certain exceptions, all agreements, arrangements, commitments and understandings, including all intercompany loans and accounts payable and receivable, between the Company and its subsidiaries and other affiliates, on the one hand, and Williams and its other subsidiaries and other affiliates excluding WPX, on the other hand, were terminated or otherwise satisfied, effective no later than December 31, 2011 (the “Distribution Date”) and (iii) on the Distribution Date Williams distributed, on a pro rata basis, all of the issued and outstanding shares of common stock of the Company to Williams’ stockholders via a pro rata dividend (the “Spin-Off”).

Consummation of the Spin-Off was subject to customary closing conditions that were satisfied prior to the Spin-Off, including, among other things, that (i) the Securities and Exchange Commission (the “SEC”) declare effective the Company’s registration statement on Form 10 relating to the registration of the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) no stop order of the SEC suspending effectiveness of the Form 10 be in effect prior to the Spin-Off and (iii) the Company’s common stock be authorized for listing on the New York Stock Exchange.

In addition to, and concurrently with, the Separation Agreement, the Company and Williams entered into certain ancillary agreements, including: (i) an Employee Matters Agreement that sets forth agreements between the Company and Williams as to certain employment, compensation and benefits matters, (ii) a Tax Sharing Agreement that governs rights and obligations after the Spin-Off with respect to matters regarding U.S. Federal, state, local and foreign income taxes and other taxes, including tax liabilities and benefits, attributes, returns and contests, and (iii) a Transition Services Agreement under which Williams or certain of its subsidiaries will provide the Company with certain services for a limited time to help ensure an orderly transition following the Distribution Date.

The foregoing descriptions of the Separation Agreement, Employee Matters Agreement, Tax Sharing Agreement and Transition Services Agreements (the “Agreements”) are qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and10.4 to this Current Report on Form 8-K.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

ITEM 5.01 Changes in Control of Registrant

The information included in Items 1.01 and 8.01 is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Election of Directors

On December 30, 2011, the Board of Directors of the Company (the “Board”) elected Kimberly S. Bowers, John A. Carrig, William R. Granberry, Don J. Gunther, Robert K. Herdman, Ralph A. Hill, Henry E. Lentz, George A. Lorch and David F. Work as members of the Board, effective as of 11:58 p.m. on December 31, 2011. Mr. Lorch was appointed to serve as chair, and Mr. Gunther and Ms. Bowers were appointed to serve as members, of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”). Mr. Granberry was appointed to serve as chair, and Mr. Lentz and Mr. Work were appointed to serve as members of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Herdman was appointed to serve as chair, and Mr. Carrig was appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”) along with William G. Lowrie who was previously appointed to serve as a member of the Audit Committee. Information regarding each of these directors is included under the heading “Management” in the Company’s Information Statement, dated December 1, 2011, and attached as Exhibit 99.1 to the Company’s Form 10-12B/A filed with the SEC on December 2, 2011 and incorporated herein by reference. Except for David F. Work, such information has not changed and is incorporated herein by reference.

The information regarding David F. Work is updated as follows:

Mr. Work has served as a director since December 31, 2011. In 2000, Mr. Work retired as Regional President from BP Amoco Corporation (a global energy company) where he served in various capacities since 1987. As Regional Vice President, Mr. Work was the senior BP Amoco representative in the Gulf Coast, Southwest and Rocky Mountain states, and his responsibilities included coordinating the vice presidents of BP Amoco’s seven exploration and production business units, as well as the leaders of the gas, power, oil and chemical businesses located in the area. Prior to serving as Regional President, Mr. Work served as a Group Vice President in BP Amoco’s Exploration and Production stream and was a member of its Executive Committee. Prior to the merger between BP and Amoco, Mr. Work had positions of increasing responsibility at Amoco Corporation, including Senior Vice President of Shared Services and Group Vice President of worldwide exploration for the exploration and production sector. Since 2004, Mr. Work has served on the board of directors of CGGVeritas Services Holdings Inc. (formerly Veritas DGC Inc), and since 2009, he has served on the board of directors of Cody Resources Management LLC. Mr. Work also volunteers as a member of the board of Valley Advocates for Responsible Development and the land Trust Alliance Advisory Council and is a member of the board of trustees of the Wyoming chapter of The Nature Conservancy. Mr. Work is actively involved in several professional organizations, including the American Geologic Institute and the American Association of Petroleum Geologists.

In addition, on December 31, 2011, each of Alan S. Armstrong and Donald R. Chappel tendered his resignation from the Board, effective as of 11:58 p.m. on December 31, 2011.

Adoption of 2011 Incentive Plan and 2011 Employee Stock Purchase Plan

On December 2, 2011, the Board adopted an incentive compensation plan known as the WPX Energy, Inc. 2011 Incentive Plan (the “2011 Incentive Plan”), which was approved by Williams as the Company’s sole stockholder on December 30, 2011. The 2011 Incentive Plan authorizes the grant of nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units and other stock-based awards valued in whole or in part by reference to or otherwise based on the common stock or other securities, and non-equity incentive awards that are not valued by reference to or payable in shares, to our employees, officers and non-employee directors for the purpose of strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, as well as attracting and retaining employees, officers and non-employee directors. The foregoing description of the 2011 Incentive Plan is not complete and is qualified in its entirety by reference to the full text of the 2011 Incentive Plan, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

On December 2, 2011, the Board also adopted an employee stock purchase plan known as the WPX Energy, Inc. 2011 Employee Stock Purchase Plan (the “2011 ESPP”), which was approved by Williams as the Company’s sole stockholder on December 30, 2011. The purpose of the 2011 ESPP is to provide employees of the Company and those of any Company subsidiary designated by the Board or the Compensation Committee of the Board with an opportunity to purchase common stock of the Company. The foregoing description of the 2011 ESPP is not complete and is qualified in its entirety by reference to the full text of the 2011 ESPP, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Compensatory Arrangements of Non-Employee Directors

The members of the Board who are not employed by the Company or one of its subsidiaries (“non-employee directors”) will be compensated by the Company as follows:

Cash Compensation. The Company will pay each non-employee director an annual cash retainer of $75,000 (to be paid on a quarterly basis). The Company will also pay a non-employee director who serves as non-executive chairman and/or a Board committee chair an additional annual cash retainer (to be paid on a quarterly basis) as follows:

Non-Executive Chairman Retainer	$100,000
Committee Chair Retainers
Audit Committee Chair	$15,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$15,000

Equity Compensation. Each non-employee director will receive an annual equity retainer of $185,000 to be paid in the form of restricted stock, which will vest after one year and will be subject to a requirement that 50% of the vested stock, net of taxes, be retained by the non-employee director until he or she has achieved the minimum ownership guidelines applicable to the Company’s directors. The non-executive chairman will also receive an annual equity retainer of $240,000 to be paid in the form of restricted stock, which will vest after one year and will be subject to a requirement that 50% of the vested stock, net of taxes, be retained by the non-executive chairman until he or she has achieved the minimum ownership guidelines applicable to the Company’s directors.

Other Compensation. Non-employee directors will be reimbursed for expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors will also be reimbursed for reasonable expenses associated with other business activities, including participation in director education programs.

Non-employee directors will be eligible to participate in a matching gift program for eligible charitable organizations. The maximum gift total for a participant in the matching gift program will be $10,000 in any calendar year.

Appointment of Certain Officers

On August 26, 2011, prior to the date on which the Company became subject to the requirements of Section 13(a) of the Exchange Act, the Board appointed the following individuals to serve as executive officers in their respective positions listed below, effective as of January 1, 2012:

Bryan K. Guderian	Senior Vice President of Operations
Rodney J. Sailor	Chief Financial Officer, Senior Vice President, and Treasurer
J. Kevin Vann	Chief Accounting Officer and Controller

Information regarding each of these officers is included under the heading “Management” in the Company’s Information Statement, dated December 1, 2011, and attached as Exhibit 99.1 to the Company’s Form 10-12B/A filed with the SEC on December 2, 2011 and incorporated herein by reference.

In connection with his appointment, Mr. Guderian will receive a base salary of $355,000 annually. Additionally, Mr. Guderian will receive an annual cash incentive award, the amount of which will be determined by the Compensation Committee after the conclusion of the 2012 performance year. Mr. Guderian’s actual annual cash incentive compensation payment for the year will based on the performance of the Company against certain metrics that will be established by the Compensation Committee and the Compensation Committee’s assessment of Mr. Guderian’s performance. The target bonus percentage (as a percentage of Mr. Guderian’s base salary for the year) for the annual cash incentive award to Mr. Guderian is 65%.

In connection with his appointment, Mr. Sailor will receive a base salary of $370,000 annually. Additional compensation arrangements for Mr. Sailor are described below under “—Compensation of Named Executive Officers.”

In connection with his appointment, Mr. Vann will receive a base salary of $215,000 annually. Additionally, Mr. Vann will receive an annual cash incentive award, the amount of which will be determined by the Compensation Committee after the conclusion of the 2012 performance year. Mr. Vann’s actual annual cash incentive compensation payment for the year will based on the performance of the Company against certain metrics that will be established by the Compensation Committee and the Compensation Committee’s assessment of Mr. Vann’s performance. The target bonus percentage (as a percentage of Mr. Vann’s base salary for the year) for the annual cash incentive award to Mr. Vann is 45%.

Compensation of Named Executive Officers

On December 30, 2011, the Board approved the compensation discussed below for the named executive officers of the Company (the “NEOs”). All compensation decisions approved by the Board are expected to be ratified by the Compensation Committee.

Base Salaries. The Company’s NEOs will receive base salaries as established by the Company from time to time. On December 30, 2011, the Board approved the following initial annualized base salary rates for the NEOs:

Name	Position(s)	Base Salary
Ralph A. Hill	Chief Executive Officer	$750,000
Rodney J. Sailor	Senior Vice President, Chief Financial Officer and Treasurer	$370,000
James J. Bender	Senior Vice President and General Counsel	$488,000

Annual Cash Incentive Compensation Opportunities. Also on December 30, 2011, the Board approved grants to the NEOs of annual cash incentive compensation. After the conclusion of the 2012 performance year, the Compensation Committee will base its determinations of the actual annual cash incentive amounts payable based on the performance of the Company against certain metrics that will be established by the Compensation Committee.

The target bonus percentages (each as a percentage of the NEO’s base salary for the year) for the annual cash incentive awards to the NEOs are as follows:

Name	Target Bonus Percentage
Ralph A. Hill	100%
Rodney J. Sailor	70%
James J. Bender	65%

A NEO’s actual annual cash incentive compensation payment for a year will be determined by the Compensation Committee and will be based on each NEO’s target bonus percentage, based on performance against the applicable performance criteria and the Compensation Committee’s assessment of the individual’s performance.

Change in Control Agreements. On December 30, 2011, the Board approved change in control agreements with each of the NEOs of the Company (the “Change in Control Agreements”), providing for severance payments and other benefits to the NEOs if they are terminated upon or within a certain period after a “change in control.” The terms of the Change in Control Agreements for all of the NEOs are identical except as specifically noted below.

A change in control occurs if any one or more of the following happen during the term of the Change in Control Agreements:

•

any person (as such term is used in Rule 13d-5 of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than an affiliate of the Company or an employee benefit plan (or any related trust) sponsored or maintained by the Company or its affiliates (a “Related Party”) becomes a beneficial owner, as such term is defined under the Exchange Act, of 20% or more of the Company’s common stock or 20% or more of the combined voting power of all securities entitled to vote generally in the election of directors (“Voting Securities”), unless such person owned both more than 75% of common stock and Voting Securities, directly or indirectly, in substantially the same proportion immediately before such acquisition; or

•

the directors of the Company as of the date of the Change in Control Agreements (“Existing Directors”) and directors approved after that date by at least two-thirds of the Existing Directors cease to constitute a majority of the directors of the Company then serving; or

•

the consummation of a merger, reorganization, recapitalization consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately prior to such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then outstanding common stock of the surviving corporation and Voting Securities representing at least 65% of the combined voting power of the then outstanding Voting Securities of the surviving corporation, in substantially the same respective proportion as such persons’ ownership immediately before such Reorganization Transaction; or

•

approval by the stockholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company other than a transaction that would result in (i) a Related Party owning more than 50% of the assets that were owned by the Company immediately prior to the transaction or (ii) the persons who were the direct or indirect owners of outstanding common stock and Voting Securities immediately prior to the transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners of more than 50% of the assets owned by the Company immediately prior to the transaction.

A change in control will not occur if (a) the NEO agrees in writing prior to an event that such an event will not be a change in control or (b) the Board determines that a liquidation, sale or other disposition approved by the stockholders, as described in the fourth bullet above, will not occur, except to the extent a termination requiring payment occurred prior to such determination.

If a change in control occurs and (i) the NEO’s employment is terminated other than for cause (as defined in the Change in Control Agreements), disability (as defined in the Change in Control Agreements), death, or a disqualifying disaggregation (as defined in the Change in Control Agreements) or (ii) the NEO resigns for good reason (as defined in the Change in Control Agreements) within two years following the change in control, then, in addition to any accrued but unpaid salary, earned bonus, paid time off or other accrued benefits, the NEO is entitled to a lump-sum cash amount equal to the sum of (1) the NEO’s target annual bonus for the year in which the termination occurs prorated through the termination date plus (2) a severance amount equal to:

•	in the case of Mr. Hill’s Change in Control Agreement, three times the sum of:

•	Mr. Hill’s base salary as of the termination date plus

•	Mr. Hill’s target annual bonus for the year in which the termination occurs payable as if performance goals were achieved at 100%; and

•	in the case of the Change of Control Agreements for Mr. Sailor and Mr. Bender, two times the sum of:

•	the NEO’s base salary as of the termination date plus

•	the NEO’s target annual bonus for the year in which the termination occurs payable as if performance goals were achieved at 100%.

In addition, to the extent provided in the applicable award agreements and plan, all of the NEO’s outstanding stock options will become fully vested and immediately exercisable until the 18-month anniversary of the termination (or such later date as may be set forth in the applicable award agreement including, but not limited to, a later exercise date under an award agreement if the NEO has met the age and service requirements for retirement) or, if earlier, the option expiration date for any such stock option. All restricted stock will vest and will be paid out only in accordance with the terms of the applicable award agreements. The NEO will also receive continued participation in the Company’s welfare benefit plans for so long as he elects coverage or 18 months from the termination, whichever is less, in the same manner and at the same cost as similarly situated active employees; continued participation in the Company’s directors’ and officers’ liability insurance for six years or any known longer applicable statute of limitations period; continued indemnification on the same terms as other peer executives to the greatest extent permitted by law and the Company’s bylaws; and reimbursement for outplacement services for six months at a cost not exceeding $25,000.

The Change in Control Agreements contain a “best-net” provision which provides that, if IRS Code Section 280G applies to payments made under the agreement and such payments trigger an excise tax, then these payments may be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater net amount paid to the NEO.

If the NEO’s employment is terminated for cause within two years following a change of control, the NEO is entitled to a lump sum payment consisting of accrued but unpaid base salary, accrued earned but unpaid annual bonus, accrued but unpaid paid time off, and any other amounts or benefits due but not paid.

The severance benefits described above are subject to the NEOs execution of a release and waiver of claims against the Company and its affiliates and continued compliance with certain restrictive covenants such as confidentiality, non-competition and non-solicitation following the NEO’s termination. The Change in Control Agreements supersede all prior change of control agreements relating to severance or benefits between or among the NEOs, Williams, the Company and/or any subsidiaries of Williams or the Company.

The foregoing description of the Change in Control Agreements is not complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement for Mr. Hill, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference, and the Change in Control Agreement for Mr. Sailor and Mr. Bender, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2011, prior to the date on which the Company became subject to the requirements of Section 13(a) of the Exchange Act, the Board approved the Restated Certificate of Incorporation of the Company (the “Restated Certificate”). The Company’s sole stockholder, Williams, also approved the Restated Certificate on December 30, 2011. The Restated Certificate, which became effective at 11:58 p.m. on December 31, 2011, is filed as Exhibit 3.1 hereto.

On December 2, 2011, the Board also approved the amendment and restatement of the bylaws of the Company (the “Bylaws”). The Bylaws, which became effective at 11:58 p.m. on December 31, 2011, are filed as Exhibit 3.2 hereto.

A description of the material provisions of the Restated Certificate and Bylaws can be found in the section entitled “Description of Capital Stock” in the Company’s Information Statement, dated December 1, 2011, and attached as Exhibit 99.1 to the Company’s Form 10-12B/A filed with the SEC on December 2, 2011 and incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On December 30, 2011, in connection with the annual stockholder meeting of the Company, the company’s sole stockholder, Williams, consented to, adopted and voted in favor of the matters set forth below. No proxies were solicited in connection with this meeting. As sole stockholder, Williams approved:

(b)	1. The election of all candidates for the Board, as set forth in Item 5.02 hereof. The information pertaining to the election of candidates for the Board included in Item 5.02 is incorporated herein by reference.

2. The Restated Certificate and Bylaws of the company, each effective at 11:58 p.m. on December 31, 2011. The information included in Item 5.03 is incorporated herein by reference.

3. The 2011 Incentive Plan and the 2011 ESPP. The information pertaining to the 2011 Incentive Plan and the 2011 ESPP included in Item 5.02 is incorporated herein by reference.

4. The adjustment of the par value of every outstanding share of Common Stock, par value $1.00 per share, to a par value of $.01 per share.

5. A stock split pursuant to the Restated Charter, such that each share of Common Stock would be split into a number of validly issued, fully paid and non-assessable shares of the Common Stock equal to one-three thousandth (1/3000) of the number of shares of Williams’s common stock outstanding as of December 14, 2011 (the “Split”).

6. The designation as capital, in accordance with Sections 154 and 173 of the Delaware General Corporation Law, of an amount equal to the aggregate par value of the total number of shares of Common Stock to be outstanding after the Split.

ITEM 8.01 Other Events.

On January 3, 2012, Williams announced that it had completed the previously announced Spin-Off of the Company. Effective as of 11:59 p.m. Eastern time on the Distribution Date, the common stock of the Company was distributed, on a pro rata basis, to Williams’ stockholders of record as of the close of business of the New York Stock Exchange on December 14, 2011 (the “Record Date”). On the Distribution Date, each of Williams’ stockholders received one share of common stock of the Company for every three shares of common stock of Williams that such stockholder held on the Record Date and will receive cash in lieu of any fractional shares of common stock of the Company. The Spin-Off was completed pursuant to the Separation Agreement.

ITEM 9.01 Financial Statements and Exhibits.

On December 9, 2011, we filed a Registration Statement on Form S-8 (the “Form S-8”) with respect to our offering of up to 18,500,000 shares of our common stock that will be issuable pursuant to the WPX Energy, Inc. 2011 Incentive Plan and the WPX Energy, Inc. 2011 Employee Stock Purchase Plan. The unqualified legal opinion as to the validity of such shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Form S-8.

(d) Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of WPX Energy, Inc.

3.2	Bylaws of WPX Energy, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Separation and Distribution Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.2	Employee Matters Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.3	Tax Sharing Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.4	Transition Services Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.5	WPX Energy, Inc. 2011 Incentive Plan (incorporated herein by reference to Exhibit 4.3 to WPX Energy, Inc.’s Registration Statement on Form S-8 (File No. 333-178388) filed with the SEC on December 9, 2011)

10.6	WPX Energy, Inc. 2011 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.4 to WPX Energy, Inc.’s Registration Statement on Form S-8 (File No. 333-178388) filed with the SEC on December 9, 2011)

10.7	Form of Change in Control Agreement between WPX Energy, Inc. and CEO.

10.8	Form of Change in Control Agreement between WPX Energy, Inc. and Tier One Executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

January 6, 2012	By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of WPX Energy, Inc.

3.2	Bylaws of WPX Energy, Inc.

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Separation and Distribution Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.2	Employee Matters Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.3	Tax Sharing Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.4	Transition Services Agreement, dated as of December 30, 2011, between The Williams Companies, Inc. and WPX Energy, Inc.

10.5	WPX Energy, Inc. 2011 Incentive Plan (incorporated herein by reference to Exhibit 4.3 to WPX Energy, Inc.’s Registration Statement on Form S-8 (File No. 333-178388) filed with the SEC on December 9, 2011)

10.6	WPX Energy, Inc. 2011 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.4 to WPX Energy, Inc.’s Registration Statement on Form S-8 (File No. 333-178388) filed with the SEC on December 9, 2011)

10.7	Form of Change in Control Agreement between WPX Energy, Inc. and CEO.

10.8	Form of Change in Control Agreement between WPX Energy, Inc. and Tier One Executives.